SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported)  January 18, 2001
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                            Empire of Carolina, Inc.
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)



           1-7909                                        13-2999480
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    (Commission File Number)                   (IRS Employer Identification No.)


          4731 West Atlantic Avenue, Suite B-1, Delray Beach, FL 33445
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          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code           (561) 498-4000
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          (Former name or former address, if changed since last report)


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Item 2. Acquisition or Disposition of Assets

         On January 18, 2001, the Company consummated the sale of all of the outstanding stock of three of its non-debtor subsidiaries, Dorson Sports, Inc., Apple Golf Shoes, Inc. and Apple Sports, Inc., for a purchase price totaling approximately $8 million, comprised of payment to the Company of approximately $2 million in cash and the repayment of approximately $6 million in bank loans. As a condition to the sale, the stock and assets of the subsidiaries were required to be free of all liens. The purchasers are Dorson Sports Acquisition, Inc., Apple Shoes Acquisition, Inc. and Apple Sports Acquisition, Inc. (the "Purchasers"). In connection with the sale, the Company assigned to the Purchasers all rights under an executory license agreement with Pacific Cycle, LLC, for the use of the Mongoose(R)trademark and all rights under a license agreement with Wilson Sporting Goods Co. for the use of the Wilson(R)trademark. Timothy Moran, former CEO of Empire of Carolina, is a principal of the Purchasers.

         The sale was preliminarily approved by the U.S. Bankruptcy Court on January 3, 2001, contingent upon receipt of higher bids. No higher bid was received and on January 17, 2001, the Court entered its Final Order approving the sale.

         In connection with the sale transaction, LaSalle National Bank, as agent for the Company's lenders, agreed to release each of Apple Golf Shoes, Inc., Apple Sports, Inc. and Dorson Sports, Inc. from its guaranty of Empire Industries, Inc.'s bank credit facility. LaSalle also agreed to release Empire Industries, Inc. from its guaranty of the bank credit facility extended to Apple Golf Shoes, Inc., Apple Sports, Inc. and Dorson Sports, Inc.

         As previously reported, the Company filed for reorganization under Chapter 11 on November 17, 2000 and has continued operations on a debtor-in-possession basis.

Item 7.  Financial Statements, Pro Forma Financials and Exhibits

(c)      Exhibits

      Exhibit Number                                                 Description

         99.1 Final Order dated January 17, 2001 from U.S. Bankruptcy Court, approving Empire of Carolina, Inc.'s Motion (A) to sell all of the outstanding stock of Dorson Sports, Inc., Apple Golf Shoes, Inc. and Apple Sports, Inc. and (B) to assume and assign executory contract.

         99.2 Stock Purchase Agreement dated January 18, 2001 Empire of Carolina, Inc. as Seller and Dorson Sports Acquisition, Inc., Apple Shoes Acquisition, Inc. and Apple Sports Acquisition, Inc. as Purchasers.

         99.3     Press Release dated February 2, 2001.

         99.4 Release of Guaranty (LaSalle National Bank, N.A. to Empire Industries, Inc.)

         99.5 Release of Guaranty (LaSalle National Bank, N.A. to Apple Sports, Inc., Apple Golf Shoes, Inc. and Dorson Sports, Inc.)

         99.6 Wilson Sporting Goods Co.'s Consent to sale transaction dated January 16, 2001

         99.7 Pacific Cycle, LLC's Consent to assignment of Mongoose(R) License dated January 16, 2001.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              EMPIRE OF CAROLINA, INC.

Dated:  February 2, 2001.                     By:/s/Charles S. Holmes
                                                 -------------------------------
                                                 Director and Member of
                                                 Executive Committee